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                                                                    EXHIBIT 99.2
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                                    (SIDE 1)

                                 REVOCABLE PROXY
                              BANKNORTH GROUP, INC.


                         SPECIAL MEETING OF SHAREHOLDERS

                          Thursday, December 31, 1998


     The undersigned shareholder(s) hereby appoints Luther F. Hackett and Kathleen Hoisington, or either of them, as proxies, with full power of substitution in each, to vote all shares of common stock of Banknorth Group, Inc. ("Banknorth") that the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of Banknorth to be held at the Sheraton-Burlington Hotel and Conference Center, 870 Williston Road, South Burlington, Vermont 05403, on Thursday, December 31, 1998, at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Please sign and date on the reverse side and mail promptly in the enclosed postage-paid envelope to Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ, 07016-3572 Attn: Proxy Department. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be voted.

                                    [SIDE 2]

1. To approve the Affiliation Agreement and Plan of Reorganization and a related Agreement and Plan of Merger between Banknorth and Evergreen Bancorp, Inc., both dated as of July 31, 1998 (together, the "Agreement"), pursuant to which Evergreen Bancorp, Inc. will merge with and into Banknorth with Banknorth as the surviving corporation, upon the terms and subject to the conditions set forth in the Agreement.

                   [_] FOR          [_] AGAINST              [_] ABSTAIN

     Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of Banknorth. The Board of Directors is not aware of any matter which is to be presented for action at the Special Meeting other than as set forth on this card.


     This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Item 1.

                    Please sign exactly as name or names appear on this proxy card. When signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity, please so indicate. If a corporation, please sign in corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.


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                    Signature of Shareholder                       Date

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                    Signature of Shareholder                       Date